UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INCONTACT, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Supplement

To

Proxy Statement Dated July 12, 2016

For

SPECIAL MEETING OF STOCKHOLDERS

OF

INCONTACT, INC.

TO BE HELD ON AUGUST 11, 2016

The date of this Supplement is August 4, 2016.

inContact, Inc. (“inContact” or the “Company”) is furnishing this supplement dated August 4, 2016 to the proxy statement filed by inContact with the Securities and Exchange Commission (“SEC”) on July 12, 2016.

The following information supersedes and supplements any information in the proxy statement relevant to the applicable topic. Except as specifically supplemented by the information contained in this supplement, all information set forth in the proxy statement remains unchanged. We urge you to read this supplement carefully and in its entirety together with the proxy statement. Any page references listed below are references to pages in the proxy statement, not this supplement to the proxy statement. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the proxy statement

THE MERGER – CERTAIN PROSPECTIVE FINANCIAL INFORMATION

The following information supplements the information under the heading “Certain Prospective Financial Information” beginning on page 35 of the proxy statement. You are encouraged to read carefully this entire supplement and the entire proxy statement, including the Annexes and the other documents to which this supplement or the proxy statement refers or incorporates by reference, because the information in this section does not provide all the information that might be important to you.

The following table hereby replaces in full the table located after the first full paragraph on page 37:

(Dollars in millions)	2 H 2016E	2017E	2018E	2019E	2020E
Revenue	$144	$328	$419	$531	$664
Adj. EBITDA (non-GAAP) (1)	16	42	80	123	181
Less: Stock-Based Compensation (SBC) Expense	(5)	(11)	(10)	(12)	(14)
EBITDA (Including SBC Expense) (non-GAAP) (2)	10	31	69	111	166
Less: Depreciation & Amortization	(15)	(31)	(32)	(33)	(37)
EBIT (non-GAAP) (3)	(5)	0	37	78	130
Unlevered Free Cash Flow (non-GAAP) (4)	(2)	2	28	48	84
Beginning Net Operating Loss Balance	192	197	196	159	81
Net Operating Loss (Used)	5	(0)	(37)	(78)	(81)
Ending Net Operating Loss Balance	197	196	159	81	0

THE MERGER – OPINION OF INCONTACT’S FINANCIAL ADVISOR

The following information supplements the information under the heading “Opinion of inContact’s Financial Advisor” beginning on page 37 of the proxy statement. You are encouraged to read carefully this entire supplement and the entire proxy statement, including the Annexes and the other documents to which this supplement or the proxy statement refers or incorporates by reference, because the information in this section does not provide all the information that might be important to you.

The following language and table is hereby added before the paragraph on page 40 beginning with “Applying a range…”:

The multiples observed for each of the selected companies are set forth below:

Selected Company	TEV / 2016E REVENUE	TEV / 2017E REVENUE
Selected UCCC Companies
RingCentral, Inc.	3.7x	3.1x
8x8 Inc.	4.1x	3.5x
BroadSoft, Inc.	3.7x	3.2x
Interactive Intelligence Group, Inc.	1.8x	1.6x
Five9, Inc.	3.5x	3.0x
Selected SaaS Companies
Xactly Corporation	2.4x	2.0x
RealPage, Inc.	3.1x	2.8x
Five9, Inc.	3.5x	3.0x
Model N, Inc.	2.2x	1.8x
athenahealth, Inc.	5.0x	4.1x
Callidus Software, Inc.	4.4x	3.7x

The table on page 41 below the paragraph starting with “Using publicly available information….” is hereby removed from the proxy.

The following language and table is hereby added on page 42, after the paragraph “Jefferies reviewed publicly…”:

The acquirer, target and multiples observed for each of the selected transactions are set forth below:

Acquiror	Target	TEV / LTM REVENUE
Selected UCCC Transactions
Vonage Holdings Corp.	Nexmo, Inc.	3.3x
Verint Systems Inc.	KANA Software, Inc.	3.8x
ShoreTel, Inc.	M5 Networks, Inc.	3.3x
NICE Systems Ltd.	Merced Systems, Inc.	3.1x
Oracle Corp.	RightNow Technologies, Inc.	7.7x
Permira Advisers Ltd., Technology Crossover Ventures	Genesys Telecommunications Laboratories, Inc.	3.0x
Oracle Corp.	InQuira, Inc.	4.6x
USA Mobility, Inc.	Amcom Software, Inc.	3.2x
Selected SaaS Transactions
Envestnet, Inc.	Yodlee, Inc.	6.0x
IBM Corp.	Merge Healthcare Inc.	4.5x
Oracle Corp.	Responsys, Inc.	8.1x
IBM Corp.	Kenexa Corp.	4.0x
Blackbaud, Inc.	Convio, Inc.	3.6x
Bserv, Inc.	Fundtech Ltd.	2.1x
Visa Inc.	CyberSource Corp.	6.9x
Oracle Corp.	Phase Forward Inc.	2.8x

The following language is hereby added in the first sentence of the fourth paragraph on page 42 following the words “free cash flow”:

      , which were derived by subtracting taxes, capital expenditures, capitalized software development costs and increases (or adding decreases) in net working capital and other net operating assets from EBIT (which included stock based compensation as an expense) plus depreciation and amortization,

The following language is hereby added at the end of the first sentence of the fourth full paragraph on page 43:

and $14.05 million of which is contingent upon the consummation of the Proposed Transaction.

THE MERGER – LEGAL PROCEEDINGS

The following information supplements the information under the heading “Legal Proceedings” beginning on page 53 of the proxy statement. You are encouraged to read carefully this entire supplement and the entire proxy statement, including the Annexes and the other documents to which this supplement or the proxy statement refers or incorporates by reference, because the information in this section does not provide all the information that might be important to you.

The following language is hereby added after the last paragraph of the “Legal Proceedings” section on page 53:

On July 14, 2016 the Court ordered consolidation of the Gordon Action, Stern Action and Davis Action (“Lawsuits”) and designated the amended complaint in the Gordon Action as the operative complaint.

On August 4, 2016, solely to avoid the costs, risks, and uncertainties inherent in litigation, the Company entered into a memorandum of understanding with the plaintiffs and other named defendants including the members of the Company’s Board, NICE and Merger Subsidiary, regarding the settlement of the Lawsuits.

Under the terms of the memorandum of understanding, inContact, the other named defendants and the plaintiffs have agreed, among other things, to settle the Lawsuits and all related claims subject to approval of the Court. If the Court approves the settlement contemplated in the memorandum of understanding, the asserted claims will be released and the Lawsuits will be dismissed with prejudice. Although the Company believes that no further supplemental disclosure is required under applicable laws, as a result of pendency and prosecution of the Lawsuits, the Company has agreed to make available additional information to its stockholders in this Supplement to the Proxy Statement. Additionally, in connection with the settlement, plaintiffs intend to seek, and the defendants have agreed to pay, an award of attorneys’ fees and expenses in an amount to be negotiated by the parties or determined by the Court, if no agreement is reached.

If the settlement is finally approved by the Court, it is anticipated that the settlement will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed merger, the Merger Agreement, and any disclosure made in connection therewith. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated. The settlement will not affect the merger consideration to be paid to stockholders of the Company in connection with the proposed merger.

The Company, the members of the Company’s Board, and the other defendants have vigorously denied, and continue vigorously to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the Lawsuits, and expressly maintain that, to the extent applicable, they diligently and scrupulously complied with their fiduciary and other legal duties and are entering into the contemplated settlement solely to eliminate the burden and expense of further litigation, to put the claims that were or could have been asserted to rest, and to avoid any possible delay to the closing of the merger that might arise from further litigation. Nothing in this Supplement to the Proxy Statement, the memorandum of understanding or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

The outcome of the above litigation cannot be predicted with certainty; however, the Company, NICE and Merger Subsidiary believe the Lawsuits are without merit. A preliminary injunction could delay or jeopardize the completion of the transactions, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the transactions.